                             SPLIT DOLLAR AGREEMENT


     AGREEMENT made the 12th day of June, 1985, by and between Michigan Gas Utilities Company (hereafter called the "Corporation") and James G. Miller (hereinafter called the "Employee").

     WHEREAS, the Employee wants to insure his life, for the benefit and protection of his family, under a policy to be issued by Massachusetts Mutual Life Insurance Company (hereinafter called the "Insurer"): and

     WHEREAS, the Corporation wants to help the Employee provide the insurance benefit and protection of his family by contributing from time to time toward the payment of premiums due on the policy on the Employee's life; and

     WHEREAS, The Board of Directors of the Corporation has resolved to enter into split-dollar life insurance agreements with respect to policies of life insurance on the lives of selected employees;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties as follows:

     1. APPLICATION FOR INSURANCE: The Employee will apply to the Insurer for a policy on his life in the amount of $500,000.00, and he will do everything necessary to cause the policy to be issued. When the policy is issued, the policy number, face amount and type of plan of insurance shall be recorded on Schedule A attached hereto, and the policy shall then be subject to the terms of this Agreement.

     2. OWNERSHIP OF INSURANCE: The Employee shall be the owner of the policy on his life acquired pursuant to the terms of this Agreement (hereinafter called the "Policy"), and he may exercise all the rights of

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ownership with respect to the Policy except as otherwise hereinafter provided.

     3.  ELECTION OF DIVIDEND OPTION:

          (a) All dividends declared by the Insurer on the Policy shall be applied to purchase additional paid up insurance on the life of the Employee.

          (b) The Employee shall elect the dividend option described in paragraph (a) of this Section for the Policy. The dividend option which is elected will not be terminated or changed without the Corporation's written consent.

     4. PAYMENT OF PREMIUMS ON POLICY: The "basic annual premium" which term shall mean the total annual premium due including premiums due for an Additional Life Insurance Rider, if any, less (i) premiums for any additional policy benefits and riders (as specified in Section 7 hereof) and (ii) premiums for extra mortality ratings, (as defined in paragraph 8(b) hereof), if any, shall be paid by the Corporation and the Employee in the following manner:

          (a) The Corporation shall pay the difference between the basic annual premium and the cost (calculated by application of Internal Revenue Service Table PS-58) of the portion of the insurance which the beneficiary or beneficiaries named by the Employee would be entitled to receive if the Employee died during the policy year for which such annual premium is paid.

          (b) The Employee shall pay the balance of the basic annual premium; provided, however, that the Company shall provide the Employee with additional compensation equal to such amount for the first year of the Policy.

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          (c)  The Corporation and the Employee shall arrange to have the basic annual premium and any additional premiums payable in accordance with Sections 7 and 8 hereof paid to the Insurer on the premium due date or within the grace period allowed by the Policy for the payment of the premium.

     5. EMPLOYEE'S OBLIGATION TO CORPORATION: The Employee shall be obligated to repay to the Corporation the Corporation's cumulative premium contribution paid under paragraph 4(a) of this Agreement. The obligation of the Employee to the Corporation shall be payable as provided in Sections 9 and 11 hereof.

     6.   ASSIGNMENT OR TERMINATION OF POLICY:

          (a) The Employee will collaterally assign the Policy to the Corporation as security for the repayment of the Corporation's cumulative premium contribution paid under paragraph 4(a) of this Agreement. This collateral assignment will not be altered or changed without the written consent of the Corporation.

          (b) While this Agreement is in force and effect, the Employee will neither sell, surrender nor otherwise terminate the Policy without the Corporation's consent.

     7. ADDITIONAL POLICY BENEFITS AND RIDERS: The Employee may add a rider to the Policy for his own benefit. Upon written request by the Corporation, the Employee may add a rider to the Policy for the benefit of the Corporation. Any additional premium for any rider which is added to the policy shall be paid by the party which will be entitled to receive the proceeds of the rider, except that the Corporation shall pay the additional premium for a waiver of premium rider (as defined in the Policy) on behalf of the Employee and the Employee shall not be obligated to repay said additional

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premium amounts to the Corporation, and except that any premiums for an
Additional Life Insurance Rider shall be considered part of the basic annual premium and shall be paid as provided in Sections 4(a) and 4(b) hereof.

     8.   EXTRA MORTALITY RATING:

          (a) In the event the Insurer requires an additional premium over and above the basic annual Policy premium because of an extra mortality rating, said additional premium shall be paid by the Corporation on behalf of the Employee and the Employee shall not be obligated to repay the Corporation said additional premium amounts paid by the Corporation.

          (b) An extra mortality rating shall mean an actuarially determined amount added to either (i) the basic annual premium or (ii) any additional premium paid pursuant to Section 7 hereof, due to a determination made by the Insurer's underwriting department that the Employee is a substandard health risk.

     9. DEATH CLAIMS: If the Employee dies prior to the repayment to the Corporation of its cumulative premium contribution;

          (a) The Corporation shall be entitled to receive a portion of the death benefits provided under the Policy equal to its cumulative premium contribution as of the date of death, paid by the Corporation pursuant to paragraph 4 hereof.

          (b) The beneficiary or beneficiaries named by the Employee in the Policy shall be entitled to receive the amount of the death benefits provided under the Policy in excess of the amount payable to the Corporation under paragraph (a) of this Section. This amount shall be paid under the settlement option elected by the Employee.

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     10.  TERMINATION OF AGREEMENT:  This Agreement shall terminate on the occurrence of any of the following events:

          (a)  written notice given by either party to the other;

          (b) termination of the Employee's employment with the Corporation prior to age 65;

          (c) the latter of the Employee becoming eligible for a normal retirement allowance under the Employees' Retirement Plan or one year following the due date of the last premium payable under the Policy;

          (d)  bankruptcy, receivership or dissolution of the Corporation;

          (e)  lapse of the Policy for any reason;

          (f) upon the written election of the aggrieved party if either the Corporation or the Employee fails for any reason to make the contribution required by Section 4 hereof toward payment of any premium due on the Policy; provided that any election to terminate this Agreement under this clause must be made in writing within ninety days after the failure to make the required contribution occurs;

          (g) repayment in full by the Employee of the cumulative premium contribution made by the Corporation under paragraph 4(a) of this Agreement provided that upon receipt of such repayment the Corporation releases the collateral assignment of the Policy made by the Employee pursuant to Section 6 hereof.

     11. DISPOSITION OF POLICY ON TERMINATION OF AGREEMENT: If this Agreement is terminated under paragraph (a), (b), (c), (d), (e) or (f) of Section 10 hereof, the Employee shall have thirty days in which to repay the Corporation its cumulative premium contribution as of the date of said termination. Upon receipt of this amount, the Corporation shall release the collateral assignment of the Policy. If the Employee does not make such repayment within the thirty day period, the Corporation may enforce any rights which it has under the collateral assignment of the Policy.

     12.  INSURANCE COMPANY NOT A PARTY:  The Insurer

          (a) shall not be deemed to be a party to this Agreement for any purpose nor in any way responsible for its validity;

          (b) shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the Policy;

          (c) shall be fully discharged from any and all liability under the terms of any policy issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms of such Policy.

     13. AMENDMENT OF AGREEMENT: This Agreement shall not be modified or amended except by a writing signed by the Corporation and the Employee. This Agreement shall be binding upon the heirs, administrators or executors and the successors and assigns of each party of this Agreement.

     14. NOTICE: Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally or by certified or registered mail, return receipt requested, addressed as follows:

          To Michigan Gas Utilities Company, Attention: Secretary of the Corporation, at 899 South Telegraph Road, P.O. Box 729, Monroe, Michigan 48161 or at such other address as the Corporation, by notice to the Employee, may designate in writing from time to time; to the Employee, at his address as shown on the employment records of the Corporation; or at such other address as the Employee, by notice to the Secretary of the Corporation, may designate in writing from time to time.

     15. STATE LAW: This Agreement shall be subject to and shall be construed under the laws of the State of Michigan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                        /s/ James G. Miller
                                        -----------------------------
                                        James G. Miller
                                        Employee


                                        Michigan Gas Utilities Company


                                     By: /s/ Paul L. Schreur
                                         -----------------------------

(Corporate Seal)
Attest:

/s/ Marion J. Grajeurh
--------------------------------

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                                   Schedule A

Policy Number                    Type of Policy                      Face Amount

7018606                          Limited Payment                     $500,000.00
                                   Whole Life

[Mass Mutual Letterhead]



           POLICYOWNER ANNUAL STATEMENT FEBRUARY 12, 1995 ANNIVERSARY
                             DATE PREPARED 2-09-1995

                              Policy Number:  7018606
                              Insured's Name:  JAMES G MILLER
JAMES G MILLER        008     Plan: Whole Life Paid-up at Age 45
P O BOX 4343                  Issue Date:  2/12/85
PUEBLO CO                     Dividend Option:  Paid-up Additional Insurance
81003-0343

INSURANCE SUMMARY
     Basic Policy                  $  500,000.00
     Paid-up Additional Insurance  $  197,688.00

TOTAL INSURANCE COVERAGE           $  697,688.00

CASH VALUE SUMMARY
     Basic Policy                  $  173,015.00
     Paid-up Additional Insurance  $   68,405.87

     TOTAL CASH VALUE              $  241,420.87

ADDITIONAL FACTS ABOUT YOUR POLICY
   * This statement assumes all premiums have been paid to the statement date.
   * Premiums of $ 18,205.00 are payable annually.
   * Your 1995 dividend of $ 9,710.19 purchased $ 28,062.00 of paid-up additional insurance.
   * Your policy includes a waiver of premium provision in the event of a qualifying disability.



  Your Mass Mutual Representative       Your Mass Mutual Servicing Agency
                                             BOSTON-BERLIN AGENCY
     DANIEL S BUSCH, CLU                     STEPHEN C BERLIN GA
     150 WALNUT HILL RD                      699 BOYLSTON STREET
     CHESTNUT HILL MA 02167                  BOSTON MA  02116
                                             TEL:  (617) 262-2500
     TELE:  (617) 325-7474                   OR DIRECT ACCESS SERVICE
                                             1-800-272-2216




    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY  SPRINGFIELD MA  01111-0001